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                                                                     EXHIBIT 5.1


July 29, 1999


MedicalControl, Inc.
8625 King George Dr., Suite 300
Dallas, Texas 75235

Re:      MedicalControl, Inc.
         Registration Statement on Form S-3
         File No. 333-_____________

Gentlemen:

         We have acted as securities counsel to MedicalControl, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about July ___, 1999. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of Common Stock, $.01 par value (the "Shares"), to be sold on behalf of the Selling Stockholder. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and fully paid and are nonassessable under Delaware law.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our name under the caption "Legal



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July 29, 1999
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Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        CROUCH & HALLETT, L.L.P.